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                                                                    EXHIBIT 99.1

                              FOR IMMEDIATE RELEASE

       DEL GLOBAL TECHNOLOGIES ANNOUNCES FISCAL 2006 FIRST QUARTER RESULTS

VALHALLA,  NY - December 14, 2005 -- DEL GLOBAL  TECHNOLOGIES CORP. (DGTC) ("Del
Global" or "the Company") today announced  operating results for its fiscal 2006 first quarter ended October 29, 2005, as well as summary balance sheet data (see attached tables). These results are for continuing  operations,  and exclude the results of the Del High Voltage ("DHV")  division,  sold on October 1, 2004. DHV results are treated as discontinued operations.

FISCAL 2006 FIRST QUARTER RESULTS

Consolidated  net sales for the first  quarter of fiscal 2006 were $16.2 million versus the $18.8  million in the same  period  last year.  Sales at the  Medical
Systems  Group  decreased to $12.8 million from $15.4 million in the same period last year.  Prior year sales  reflect  international  shipments  of $4.3 million under a Romanian tender order.  Lower sales were partially offset by a favorable currency  exchange rate difference of $700,000.  Fiscal 2006 first quarter sales at the Power Conversion Group ("RFI") were stable at $3.5 million from the first quarter of fiscal 2005.

Consolidated gross margin decreased to 23% in the fiscal 2006 first quarter from
24.3% in same period last year.  Gross  margin  declined at the Medical  Systems
Group to 20% from 23% in the prior year period due to  unfavorable  product mix.
Conversely,  gross margin at RFI improved due to better  procurement  practices, lower materials costs as a percentage of sales and lower waste levels.

Selling,  general and administrative  expenses ("SG&A") during the first quarter of fiscal 2006  declined to $3 million from $3.3 million in the same period last year due to reduced legal and accounting expenses.

The  Medical  Systems  Group  posted  operating  income of $260,000 in the first quarter of fiscal 2006 compared to operating  income of $1.2 million in the same period last year.  This  decline was  attributable  to lower  overall  sales and increased  material  costs  related to the  introduction  of  digital  products.
Operating  income at RFI during  the  fiscal  2006  first  quarter  improved  to
$553,000 from $448,000 in the same period last year. The consolidated  operating loss of $117,000  reflected $930,000 in corporate expenses comprised of $500,000 litigation  settlement costs and $430,000 related to unallocated  administrative and professional costs.

The net loss for the first  quarter  of fiscal  2006 was  $483,000  or $0.05 per diluted  share,  as  compared  to net income of  $247,000,  or $0.02 per diluted share,  in the same  period  last  year.  The net loss for the first  quarter of fiscal 2006 included a $500,000  litigation  settlement  expense  versus no such expense in the fiscal 2005 first  quarter.  Net income for the fiscal 2005 first quarter included $199,000 in income from discontinued  operations versus no such income in the fiscal 2006 first quarter.

Del Global Technologies                                                   Page 2
December 14, 2005

Walter  F.  Schneider,  President  and Chief  Executive  Officer  of Del  Global
commented,  "Excluding  the  $500,000 in  litigation  settlement  expenses,  and despite lower sales at the Medical  Systems Group, we operated on an approximate break-even basis during the first quarter of fiscal 2006. We remain pleased with the  performance at RFI. As recently  announced,  RFI was  recommended to be ISO
9001:2000 certified.  This is an important designation,  and one that we believe will allow RFI to expand its industry  presence."

"We are also focused on gaining  revenue  momentum at Medical  Systems Group. At the recent RSNA  (Radiological  Society of North  America)  show in Chicago,  we introduced a number of new systems,  including  the Apollo R/F and OTC3 Hospital
Systems.  These  products  were well  received and we believe will  generate new orders that we expect to fill in FY 2006.  Under the  leadership of  Christopher
Japp, the President of Del Medical  Systems  Group,  we have also launched a new global strategy to improve this segment's penetration in the global marketplace, increase overall product revenues, broaden product applications,  and strengthen customer service.  Over the next 12 months we will hire a VP of Global Sales and regional managers to cultivate sales opportunities in areas of the world that we believe hold significant promise, including establishing Del Global's first-ever presence in the large and growing Asian market."

BACKLOG

Consolidated  backlog at October 29, 2005 was $17.5  million  versus  backlog at
July  30,  2005  of  approximately  $14.6  million.  The  backlog  in the  Power
Conversion  Group  decreased $0.9 million from levels at beginning of the fiscal year, reflecting lower bookings earlier in the quarter. There was a $3.7 million increase  in the  backlog at our  Medical  Systems  Segment  from July 30,  2005 levels, reflecting strong bookings during the quarter.  Substantially all of the backlog should result in shipments within the next 12 months.

FINANCIAL CONDITION

Del Global's  balance  sheet at October 29, 2005  reflected  working  capital of
$11.3 million,  shareholders'  equity of $8.8 million and a stated book value of
$.83 per share.  As of October 29,  2005,  the Company  had  approximately  $1.1 million of excess borrowing capacity under its domestic revolving line of credit compared to $0.5 million at July 30, 2005.

INVESTOR CONFERENCE CALL

Walter F. Schneider,  President and Chief Executive  Officer,  and Mark A. Koch,
Principal Accounting Officer, will host a conference call on Thursday,  December
15, 2005 at 12:30 P.M.  Eastern Time to discuss  these  results.  The  telephone number  to join  this  conference  call is (888)  737-9832  (Domestic)  or (706)
679-0770  (International).  A taped replay of the call will be available through
5:00 P.M. Eastern Time on Tuesday, December 20, 2005. Please dial (800) 642-1687
(Domestic) or (706)  645-9291  (International)  and enter the number  3395828 to listen to the replay.  In addition,  the conference  call will be broadcast live over the Internet  under the  "Investor  Relations"  section of Del Global's web site at WWW.DELQLOBAL.COM; click on "Presentations & Webcasts." To listen to the live  call on the  Internet,  go to the web site at least  15  minutes  early to register,  download and install any necessary audio software.  If you are unable to participate in the live call, the conference call will be archived and can be accessed on Del Global's website for approximately five business days.

Del Global Technologies                                                   Page 3
December 14, 2005

ABOUT DEL GLOBAL TECHNOLOGIES

Del Global  Technologies  Corp. is primarily engaged in the design,  manufacture
and  marketing  of  cost-effective   medical  imaging  and  diagnostic   systems
consisting of stationary and portable  x-ray systems,  radiographic/fluoroscopic systems,  dental imaging systems and proprietary  high-voltage  power conversion subsystems for medical and other critical industrial  applications.  Through its
RFI  subsidiary,  Del  Global  manufactures  electronic  filters,  high  voltage capacitors, pulse modulators,  transformers and reactors, and a variety of other products  designed  for  industrial,  medical,  military  and  other  commercial applications.

Statements   about  future   results   made  in  this  release  may   constitute
forward-looking   statements  within  the  meaning  of  the  Private  Securities
Litigation   Reform  Act  of  1995.   These  statements  are  based  on  current
expectations  and the current  economic  environment.  Del Global  cautions that these  statements are not  guarantees of future  performance.  These  statements involve a number of risks  and  uncertainties  that are  difficult  to  predict, including,  but not  limited  to: the  ability of Del  Global to  implement  its business  plan;  retention of  management;  changing  industry  and  competitive conditions;  obtaining  anticipated operating  efficiencies;  securing necessary capital facilities;  favorable  determinations in various legal matters;  market and operating  risks from foreign  currency  exchange  exposures;  and favorable general economic  conditions.  Actual results could differ materially from those expressed or implied in the forward-looking  statements.  Important  assumptions and other important factors that could cause actual results to differ materially from those in the  forward-looking  statements  are  specified in the  Company's filings with the Securities and Exchange Commission.

DEL GLOBAL TECHNOLOGIES CORP.                                 INVESTOR RELATIONS:
Walter F. Schneider, President & Chief Executive Officer      The Equity Group Inc.
Mark Koch, Principal Accounting Officer                       Devin Sullivan (212) 836-9608
(914) 686-3650                                                Maura Gedid (212) 836-9605

Del Global Technologies                                                   Page 4
December 14, 2005

                        DEL GLOBAL TECHNOLOGIES CORP. AND SUBSIDIARIES
                       CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                         (UNAUDITED)

                                                                  Three Months Ended
                                                                  ------------------
                                                           October 29,           October 30,
                                                              2005                  2004
                                                              ----                  ----

NET SALES                                                $   16,239            $   18,758
COST OF SALES                                                12,504                14,205
                                                         ----------            ----------

GROSS MARGIN                                                  3,735                 4,553
                                                         ----------            ----------

Selling, general and administrative                           2,999                 3,276
Research and development                                        353                   373
Litigation settlement costs                                     500                     -
                                                         ----------            ----------
Total operating expenses                                      3,852                  3649
                                                         ----------            ----------

OPERATING (LOSS) INCOME                                        (117)                  904

Interest expense                                                210                   422
Other income                                                    (13)                  (14)
                                                         ----------            ----------

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
 INCOME TAX PROVISION AND MINORITY INTEREST                    (314)                  496
INCOME TAX PROVISION                                            172                   377
                                                         ----------            ----------

INCOME (LOSS) FROM CONTINUING OPERATIONS                       (486)                  119
  BEFORE MINORITY INTEREST
MINORITY INTEREST                                                (3)                   71
                                                         ----------            ----------

INCOME (LOSS) FROM CONTINUING OPERATIONS                       (483)                   48
DISCONTINUED OPERATION                                            -                   199

NET INCOME(LOSS)                                         $     (483)           $      247
                                                         ==========            ==========

  INCOME(LOSS)PER COMMON SHARE(BASIC AND DILUTED)

  Continuing operations                                  $    (0.05)           $        -
  Discontinued operation                                          -                  0.02

  Net income(loss) per basic and diluted share           $    (0.05)                 0.02
                                                         ==========            ==========
  Weighted average number of common
  shares outstanding:
    Basic                                                    10,630                10,352
    Diluted                                                  10,630                11,398
                                                         ==========            ==========

Del Global Technologies                                                   Page 5
December 14, 2005

                 DEL GLOBAL TECHNOLOGIES CORP. AND SUBSIDIARIES
                       CONSOLIDATED SUMMARY BALANCE SHEETS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                             October 29, 2005      July 30, 2005
                                             ----------------      -------------

Current Assets                                  $   29,738           $   31,260
Total Assets                                    $   39,291           $   40,776

Current Liabilities                             $   18,464           $   21,138
Total Liabilities                               $   29,247           $   30,275

Minority Interest in Subsidiary                 $    1,264           $    1,273

Shareholders' Equity                            $    8,780           $    9,228

Common Shares Outstanding End of Period             10,630               10,630
Book Value Per Share                            $     0.83           $    0.87